Mateon completes its acquisition of PointR Data Inc.

Forms AI Driven Late Clinical-Stage Cancer Immunotherapy Company
Focusing on TGF-β RNA Therapeutics in Rare Pediatric Diseases

SANTA CLARA, Calif. and AGOURA HILLS, Calif., November 4th, 2019 (GLOBE NEWSWIRE) -- Mateon Therapeutics, Inc. (OTCQB:MATN)  (‘Mateon”) announced today that they have completed their acquisition of PointR Data Inc. (PointR), a privately-held, developer of high performance cluster computer and artificial intelligence technologies. This will create a publicly traded artificial intelligence (“AI”) and blockchain driven immuno-oncology company to apply machine learning and AI approaches to its pipeline of first in class TGF-β immunotherapies for late stage cancers such as gliomas, pancreatic cancer and melanoma.

Leveraging its deep partnership with IBM, the PointR team will combine its own AI Vision technology with industry standard Blockchain to transform drug manufacturing and real-world evidence monitoring for clinical trials. The combined system has the potential to automatically record individual key steps in cGMP manufacturing operations including the flow of people, raw materials and operations in trusted perpetual blockchain ledgers that are indisputable. This has the potential to create much more efficient GMP manufacturing operations while simultaneously improving reliability and data security.

As the result of the acquisition, Saran Saund, former CEO of PointR, will assume the role of Chief Business Officer (CBO)/ General Manager of AI Division at Mateon and Burcak Beser, former CTO of PointR, will assume the role of Sr. VP/ CTO of AI Division at Mateon.

Silicon Valley entrepreneur, Saran has been founder, CEO and GM at startups and public companies. Passionate about applying technology innovations to real world markets, he successfully founded an AI consortium to accelerate enterprise adoption of AI which engaged leading universities and technology vendors. A startup veteran, his track record includes senior leadership roles at companies that were acquired by leaders such as Marvell (MRVL) and Qualcomm (QCOM). His startup Cybercash (CYCH) had a successful IPO on NASDAQ. Saran started his career at Xerox PARC pushing 1’s and 0’s as a software engineer.

In the last 20 years, as a Silicon Valley technologist, Burcak has founded startups and established multi-site cross-organizational teams that led to designs and deployments of world-class systems. With 144 patent applications, of which 88 have been issued, Burcak’s innovative solutions are connecting billions of people in the world together. Passionate about AI, he sees working on AI as an opportunity to solve problems that were considered insurmountable. Burcak spends most of his time building systems to make these solutions a reality. He finished his Masters in Artificial Intelligence in 1991, winning the best thesis-of-the-year award and highest honors.

“The PointR acquisition is clearly transformative for Mateon Therapeutics,” said Vuong Trieu, Ph.D., Chairman and Chief Executive Officer of Mateon. “We welcome the addition of Saran Saund and Burcak Beser to our management team, their engagement greatly enhances our ability to move forward as the biotech company of the future.”

“With the completion of the acquisition of PointR, we will be working hard at the commercialization and monetization of PointR Data technologies,” said Saran Saund, CBO of Mateon, “Since the signing of the definitive agreement in August, we have been exploring implementation of AI and Blockchain technologies into Mateon’s workflow – in particular the application of PointR Data Vision AI in pharmaceutical manufacturing and patient monitoring.  We look forward to announcing multiple collaborations in the near future.”

Leading Silicon Valley VC and Chairman of PointR, Balaji Baktha said, “The traditional drug discovery process can take up to a decade of development timeline costing over a billion dollars and yet has a track record of a 90 percent failure rate for new drugs entering clinical development. AI and blockchain technologies can dramatically improve the process and help millions of under-served patients. This merger promises to transform the industry by reducing the overall timelines and costs.”

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immune-oncology drug candidate of Mateon/Oncotelic, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings.  The founding team members of Oncotelic were responsible for the development of Abraxane as chemotherapeutic agents for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has more than $1B in sales annually. The same founding team was responsible for the development of Cynviloq, a next generation Abraxane, which was acquired by NantPharma for $1.3B. Mateon/Oncotelic will leverage its deep expertise in oncology and RNA therapeutic drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com and www.mateon.com.

About PointR

PointR is a revenue generating stage AI company with a revolutionary cluster-computer platform for AI that crunches machine learning models at a fraction of the power and budget of mainstream computing. It provides for an AI computing platform for pharmaceutical and healthcare verticals including blockchain support for clinical and manufacturing where data integrity and security are of utmost importance. Leveraging its deep partnership with IBM, the PointR team will combine its own AI Vision technology with industry standard Blockchain to transform drug manufacturing and real-world evidence monitoring for clinical trials. The combined system will track people, materials and operations to record transactions in trusted perpetual blockchain ledgers that are indisputable.

About Mateon’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME).  Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG.  OT101, a first-in-class RNA therapeutic, is designed to abrogate the immunosuppressive actions of TGF-beta 2.  In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult high-grade glioma patients, including adults with GBM.  Further development of OT-101 may offer renewed hope for salvage therapy of pediatric DIPG patients who have this rare and fatal disease. The FDA granted Mateon rare pediatric disease designation for DIPG. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval of a new drug application or biologics license application for a product for the prevention or treatment of a rare pediatric disease may be eligible for a voucher, which can be redeemed to obtain priority review for any subsequent marketing application, and may be sold or transferred.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Statements concerning the anticipated completion of the proposed merger, the anticipated success of the PointR technology, or the benefits expected to be gained from the merger are all forward-looking statements.  Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements.  Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes.  These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings.  Forward-looking statements are based on expectations and assumptions as of the date of this press release.  Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com